                                                                    EXHIBIT 24.4


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that R. Terren Dunlap constitutes and appoints John W. Hail and Roger P. Baresel, and each of them, his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments to thereto, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Dated June 20, 1997                               /S/R. TERREN DUNLAP
                                                 -----------------------------
                                                  R. Terren Dunlap